THOMAS E. SWEENEY, JR.
SWEENEY LAW OFFICES
P.O. Box 82637
Pittsburgh, PA 15218
(412) 731-1000

February 19, 2007

Wexford Trust
5000 Stonewood, Suite 300
Wexford, PA 15090

Ladies and Gentlemen:

We have acted as your counsel in connection with the preparation of Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A (Registration Nos. 33-20158; 811-5469) (the “Registration Statement”) relating to the sale by you of an indefinite number of shares (the “Shares”) of beneficial interest, $0.01 par value, of the Muhlenkamp Fund (the “Fund”), a series of Wexford Trust (the “Trust”), in the manner set forth in the Registration Statement (and the Prospectus of the Fund included therein).

We have examined: (a) the Registration Statement (and the Prospectus of the Fund included therein), (b) the Trust’s Declaration of Trust and Bylaws, as amended, (c) certain resolutions of the Trust’s Board of Trustees and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Thomas E. Sweeney,Jr.

Thomas E. Sweeney, Jr.

THOMAS E. SWEENEY, JR.
SWEENEY LAW OFFICES
P.O. Box 82637
Pittsburgh, PA 15218
(412) 731-1000

February 19, 2007

Wexford Trust
5000 Stonewood, Suite 300
Wexford, PA 15090

Ladies and Gentlemen:

We consent to the incorporation by reference in this Registration Statement of our opinion dated February 19, 2007 regarding the sale of shares of the Muhlenkamp Fund, a series of Wexford Trust. In giving this consent, however, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Thomas E. Sweeney, Jr.

Thomas E. Sweeney, Jr.